EXHIBIT 4.4

                        AGREEMENT TO ENGAGE DANZIG LTD.
                            BUSINESS CONSULTANT FOR
                                FONEFRIEND, INC.
                                JANUARY 15, 2004


I.     ENGAGEMENT
       ----------

FONEFRIEND, INC. ("FFRD") hereby engages and retains Danzig Ltd. ("Danzig") as a Business Consultant for and on behalf of FFRD and its Affiliates to perform the Services (as that term is hereinafter defined) and Danzig hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services.

II.    INDEPENDENT  CONTRACTOR
       -----------------------

A. Danzig, in all respects, shall be deemed to be an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

B. Danzig shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of FFRD, and Danzig shall have no power to enter into any agreement on behalf of or otherwise bind FFRD.

C. Danzig shall not have or be deemed to have, fiduciary obligations or duties to FFRD or its Affiliates and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as Danzig in its sole and absolute discretion may elect.

III.   SERVICES
       --------

A. As Business Consultant for FFRD, Danzig agrees to provide the following consulting services (collectively the "Services"):

1. Identifying individuals and entities who are potential providers of legal, accounting, investment banking and other services that are relevant to the business objectives of FFRD;

2.     Identifying  potential  sources  of  capital  or  financing  for  FFRD;

3. Assisting FFRD in efforts to seek additional business and business relationships that will be of benefit to FFRD and its Affiliates; and

4. Such other services as FFRD may reasonably request, consistent with the provisions of this Agreement.

B. Danzig shall devote such time and effort to the affairs of FFRD as is reasonable and adequate to render the Services contemplated by this Agreement.

C. Danzig is not responsible for the performance of any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant.

D. Danzig is not a broker-dealer, investment advisor, or associated person of either, and hence is not responsible for the performance of any services that would subject it to federal or state registration or licensing requirements relating to broker-dealers, investment advisors and their associated persons.

E. Danzig cannot guarantee results on behalf of FFRD, but shall pursue all reasonable avenues available to successfully provide the Services contemplated herein.

F. Danzig and FFRD hereby confirm their express written intent that Danzig shall only be required to devote such time to the performance of the Services as Danzig shall deem necessary and proper to discharge its responsibilities under this Agreement.

IV.    EXPENSES
       --------

It is expressly agreed and understood that Danzig's compensation as provided in this Agreement does not include normal and reasonable out-of-pocket expenses, which expenses (as described below) shall be pre-approved in writing by FFRD. The expenses described in this paragraph shall be reimbursed by FFRD independent of any fees described in the section below titled, "COMPENSATION."

A. "Normal and reasonable out-of-pocket expenses" shall include but are not limited to: accounting, long distance communication, express mail, outside consultants, travel (including: airfare, hotel lodging and meals, transportation, etc.), and other costs involved in the execution of Danzig Services under this Agreement.

B. FFRD also agrees to pay its own and Danzig's legal expenses in connection with:

1.     Danzig's  performance  of  its  Services  under  this  Agreement,  and

2. Any "Piggyback Registration Rights" of the Engagement Securities as provided in Section V below.

C. FFRD hereby agrees to compensate Danzig promptly upon receipt of an expense invoice from Danzig. Whenever feasible, Danzig will request advance payment of approved expenses.

V.     COMPENSATION
       ------------

In consideration for the Services, FFRD agrees that Danzig shall be entitled to compensation as follows:

A. Upon the execution of this Agreement, Danzig will receive 150,000 shares of FFRD common stock (the "Engagement Securities"), which shares shall be subject to restrictive endorsement consistent with Rule 144 of the Securities Act.

B. FFRD Board of Directors shall authorize the issuance of the Engagement Securities upon the signing of this Agreement, and shall have such securities delivered immediately to Danzig. However, in no event shall the Engagement Securities be delivered later than seven (7) days from the date of the signing of this Agreement.

C.     Once  issued,  the  Engagement  Securities  shall be deemed fully earned.

D. Danzig shall have "Piggyback Registration Rights" to register the Engagement Securities as part of any registration filing by FFRD and/or its successors and assigns.

VI.    REPRESENTATIONS,  WARRANTIES  AND  COVENANTS
       --------------------------------------------

A. EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either FFRD or Danzig is a party or by which either entity may be bound or affected.

B. NON-CIRCUMVENTION. FFRD hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, including avoiding payment of fees or other compensation to Danzig.

C. CONFIDENTIALITY. Danzig acknowledges that any and all knowledge or information concerning FFRD, its affairs and business activity obtained by Danzig, its principals, employees and/or contractors in the course of its engagement hereunder is strictly confidential, and Danzig solemnly promises not to reveal same to any other persons and/or entities, including, but not limited to, competitors of FFRD and that it will not impart any such knowledge to anyone whosoever during the term hereof or anytime thereafter. Further, Danzig agrees not to partake, either itself or in conjunction with other third parties, in any activities or dealings that would circumvent the business opportunities or best interests of FFRD. All information, including but not limited to business operations, software and other intellectual property rights, pertaining to FFRD which is forwarded to, or otherwise obtained by Danzig hereunder, is to be received in strict confidence and used only for the purposes of this Agreement and not in circumvention of any economic opportunity or business relationship of FFRD. The provisions of this Section VI C, shall survive the termination of this Agreement.

D. CORPORATE AUTHORITY. Both FFRD and Danzig have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

E. AUTHORIZED SIGNATURES. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

F. PROPERLY ISSUED SHARES. When issued to Danzig, the Engagement Securities shall be duly and validly issued, fully paid and non-assessable.

G. UNDERWRITER FEES. FFRD acknowledges and understands that Danzig is neither a broker-dealer nor a registered investment advisor and FFRD may be required to pay underwriting fees to an underwriter and/or funding entity in connection with any offerings, underwritings or financings.

VII.   TERM  AND  TERMINATION
       ----------------------

A. This Agreement shall be effective upon its execution and shall remain in effect for a period of one year unless otherwise terminated as provided in this
Section  VII.

B. At any time during the above-mentioned one-year period, FFRD or Danzig shall have the right to terminate Danzig's engagement hereunder by furnishing the other party with fifteen (15) days advance written notice of such termination or such shorter advance notice as may be agreed-upon by FFRD and Danzig.

C.     Upon  termination of this Agreement by FFRD, Danzig shall have the right:

1. To receive reimbursement for billed, accrued and/or unbilled disbursements and expenses that have been pre-approved in writing by FFRD, which right the parties hereby agree and consent is absolute; and

2.     To  keep  all  of  the Engagement Securities or the monetary fee in full.

VIII.  OTHER  MATERIAL  TERMS  AND  CONDITIONS:
       ----------------------------------------

A. INDEMNITY. FFRD agrees to indemnify Danzig in accordance with Danzig's standard indemnification provisions (the "Indemnification Provisions"), attached to this Agreement as Exhibit "A" and incorporated herein and made a part hereof.

B. CONSEQUENTIAL DAMAGES. Except as expressly provided herein, Danzig shall not, by reason of the termination of this Agreement or otherwise, be liable to FFRD or its Affiliates for any special, incidental, consequential or punitive damages such as, but not limited to, expenditures, investments or commitments made in connection with the efforts by FFRD to acquire another entity or sell all or a portion of its equity to another entity.

C. PROVISIONS. Neither termination nor completion of this Agreement shall affect the Indemnification provisions that are incorporated herein, which shall remain operative and in full force and effect.

D. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

E. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

F. MEDIATION/ARBITRATION AGREEMENT. All disputes in any manner relating to or arising out of this Agreement which the parties cannot resolve themselves shall be resolved first through mediation, and second through arbitration before a single experienced arbitrator, under the Commercial Rules of Arbitration of the American Arbitration Association. The location of the arbitration shall be determined by the party against whom relief is being sought. The decision or award of any arbitrator shall be binding upon the parties and shall be enforceable by judgment entered in a court having jurisdiction over the party against whom enforcement is sought. In the event the arbitrator determines there is a prevailing party in the arbitration, the prevailing party shall recover from the losing party all costs of arbitration, including all fees of the arbitration association and the arbitrator and all reasonable attorneys fees incurred by the prevailing party. Any arbitrator appointed under this Agreement shall have authority to order such equitable relief and such limited discovery as may be appropriate under the circumstances.

G. ASSIGNMENTS. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of FFRD under this Agreement may not be assigned or delegated without the prior written consent of Danzig, which consent shall not be unreasonably withheld, or any purported assignment without such consent shall be null and void.

H. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same Agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

I. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

J. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

K. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

APPROVED AND AGREED AS OF THIS _____ DAY OF JANUARY, 2004.

FONEFRIEND,  INC.                           DANZIG,  LTD.




By:  /s/  Jackelyn  Giroux             By:  _____________________
     ---------------------
     Jackelyn  Giroux
Its: President                         Its: President

                                    EXHIBIT A
                                    ---------
                           INDEMNIFICATION PROVISIONS
                           --------------------------


     FONEFRIEND, INC ("FFRD") agrees to indemnify and hold harmless Danzig, Ltd. ("Danzig"), its officers, employees and authorized agents (collectively, "Danzig") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with any action in which Danzig is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Danzig's acting as a consultant for FFRD (other than those caused by, relating to, based upon, arising out of, or in connection with Danzig's gross negligence, misrepresentation or willful misconduct), under the Agreement dated January 15, 2004, between FFRD and Danzig to which these indemnification provisions are attached and form a part (the "Agreement").

     Such indemnification does not apply to acts performed by Danzig, which are criminal in nature or a violation of any law. FFRD also agrees that Danzig shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to FFRD, for, or in connection with, the engagement of Danzig under the Agreement, except to the extent that any such liability resulted primarily and directly from Danzig's gross negligence, misrepresentation or willful misconduct.

     These indemnification provisions shall be in addition to any liability which FFRD may otherwise have to Danzig or the persons indemnified below in this sentence and shall extend to the following: Danzig, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents, and controlling persons of any of them (collectively, the "Danzig Parties"). All references to Danzig in these indemnification provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding or investigation is commenced, as to which any of the Danzig Parties propose indemnification under the Agreement, they shall notify FFRD with reasonable promptness; provided however, that any failure by the party seeking indemnification to notify FFRD shall not relieve FFRD from its obligations hereunder. The Danzig Parties shall have the right to retain counsel of their own choice, which shall be reasonably acceptable to FFRD, to represent them, and FFRD shall reimburse fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with FFRD and any counsel designated by FFRD. FFRD shall be liable for any settlement of any claim against the Danzig Parties made with FFRD's written consent, which consent shall not be unreasonably withheld. FFRD shall not, without the prior written consent of the party seeking indemnification, which shall not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the party seeking indemnification of an unconditional release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then FFRD, on the one hand, and Danzig, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by FFRD, on the one hand, and Danzig, on the other hand, and also the relative fault of FFRD, on the one hand, and Danzig, in the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

     Neither termination nor completion of the engagement of Danzig referred to above shall effect these indemnification provisions which shall then remain operative and in full force and effect.